Exhibit 77(q)(1)

                                    EXHIBITS

(a)(1) Form of Amended and Declaration of Trust is incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A as filed on July 26, 2000.

(a)(2) Form of Articles Supplementary is incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A as filed on July 26, 2000.

(a)(3) Form of Amended and Restated By-Laws is incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A as filed on July 26, 2000.

(e)(1) Form of Investment Management Agreement between the Trust and ING Pilgrim Investments is incorporated by reference to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A as filed on July 26, 2000.